SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule14a-11(c) or Rule 14a-12


                             MOMENTUM HOLDINGS CORPORATION
.................................................................................
                (Name of Registrant as Specified in Its Charter)


.................................................................................
                   (Name of Person(s) Filing Proxy Statement)

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     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         O-11.1) Title of each class of securities to which transaction applies:

.................................................................................
        2) Aggregate number of securities to which transaction applies:
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           pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     [ ] Fee paid previously by written preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:
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        2) Form Schedule or Registration Statement No.:
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        4) Date Filed:
                        ----------------------------------

Notice of Special Meeting of Stockholders to be Held March 25, 2002

                          Momentum Holdings Corporation

                         36 West 25th Street, 2nd Floor

                            New York, New York 10010

to the Stockholders of Momentum Holdings Corporation:

         A special meeting of the stockholders of Momentum Holdings Corporation (the "Company") will take place at 477 Madison Avenue, 14th Floor, New York, New York 10022 on Monday, March 25, 2002, at 10:00 p.m., for the purpose of considering and acting upon the following matters:


(1) The approval of a reverse split of the issued and outstanding common stock of the company on a 1 for 100 basis.

(2)  The election of the nominee to the Board of Directors.

(3) Any other business which properly may come before the meeting or any adjournment of the meeting.

    The Board of Directors has fixed the close of business on February 22, 2002, as the record date for the determination of the holders of the Company's voting common stock entitled to receive notice of the special meeting and to vote at the meeting.

         To ensure the presence of a quorum at the special meeting, please sign and promptly return the enclosed proxy card in the accompanying self-addressed envelope, which requires no postage if mailed in the United States.

By order of the Board of Directors,

Anthony R. Russo, Secretary

New York, New York
February 22, 2002

                                 Proxy Statement

                   for the Special Meeting of Stockholders of

                          Momentum Holdings Corporation

to be Held Monday, March 25, 2002

Solicitation of Proxies

Solicitation

         Momentum Holdings Corporation (the "Company") is furnishing this proxy statement to the stockholders of the Company to take place on Monday, March 25, 2002, and at any adjournment of the meeting. The Company also may use the services of the Company's directors, officers, and employees to solicit proxies personally or by telephone. The Company regularly retains the services of Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado, as its transfer agent. The Company will bear all of the costs of preparing, printing, assembling, and mailing this proxy statement and the proxy card and all of the costs of the solicitation of the proxies.

Reimbursement of Nominees

         The Company will reimburse any bank, broker-dealer, or other custodian, nominee, or fiduciary for its reasonable expenses incurred in completing the mailing of proxy materials to the beneficial owners of the Company's voting common stock.

Revocation of Proxy

         Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by giving written notice to Anthony R. Russo, Secretary of the Company. The persons named on the proxy card will vote the proxies at the special meeting, if received in time and not revoked.

Mailing of Proxy Statement and Proxy Card

         The Company has had this proxy statement and the proxy card mailed to its stockholders on or about February 26, 2001.

Stockholder Proposals

         In order for the Company to include a stockholder proposal in the proxy materials for the next annual meeting of stockholders, a stockholder must deliver the proposal to the Secretary of the Company no later than March 31, 2002.

Voting Rights and Procedure

         Only the record holders of shares of the voting common stock of the Company as of the close of business on February 22, 2002, will have the right to vote at the special meeting. As of the close of business on that date, the Company had 18,000,000 shares of common stock issued and outstanding. Each stockholder of record will have one vote for each share of common stock of the Company that the stockholder owned as of the record date. All shares of common stock may vote on all matters coming before the special meeting, and a majority of all of the outstanding shares of common stock of the Company entitled to vote at the meeting, represented in person or by proxy, will constitute a quorum for the meeting. The Company will treat all abstentions and nominee non-votes as present or represented at the meeting for the purposes of determining whether a quorum exists for the meeting.

         With respect to the election of the director, the nominee will be elected if the nominee receives more votes in favor of election than votes against the election. Abstentions and broker non-votes (discussed below) will not affect the outcome of the election because only a plurality of the votes actually cast is needed to elect directors. With respect to the approval of the reverse split of the Company's common stock a majority of the outstanding shares of the Company's common stock is required for approval. With respect to any other matter properly brought before the meeting, a majority of the shares represented at the meeting and entitled to vote is required for approval of these matters. Therefore, abstentions will have the effect of a vote against approval. Broker non-votes will not affect the outcome of the vote.

         Proxies submitted by brokers that do not indicate a vote because they do not have discretionary authority and have not received instructions as to how to vote on a proposal (so-called "broker non-votes") will be considered as present for quorum purposes but not as shares counted for determining the outcome of the vote.

Election of Directors

General

         The Company's certificate of incorporation provides for the board of directors, to serve a one (1) year term. The Board of Directors is authorized by the Company's bylaws to fix from time to time the number of directors that shall constitute the whole Board of Directors. The Board size has been set at two (2) members. Dan L. Pixler, elected as a Director on February 7, 2002 to fill the vacancy created as a result of Mark Balsam's resignation has been nominated to serve as a director on an interim basis, expiring at the special meeting to be held on March 25, 2002. Anthony R. Russo will continue to serve in accordance with his previous election.

         The nominee will hold office until the stockholders elect his qualified successor or until his resignation. If the nominee becomes unable or unwilling to accept the election or to serve as a director (an event which the Board of Directors does not anticipate), the person or persons named in the proxy will vote for the election of the person or persons recommended by the Board of Directors.

         Unless the context indicates otherwise, the term "Company," when used in this proxy statement, refers to Momentum Holdings Corporation.

Nominees

         The following table sets forth the name, principal occupation, age, and year in which the director's term will expire (if elected) for the nominee for election as a director at the special meeting of stockholders.



               Name and            First Became        Term
         Principal Occupation      a Director          Expires      Age



            Dan L. Pixler(1)       February 2002       2002          53


         The Board of Directors recommends a vote "For" the election of the nominee as a director.

         Proxies cannot be voted for more than one nominee.

(1) Mr. Pixler has served as the President and Director of Logistics Management Resources, Inc. ("LMRI"), since September, 1998. From March, 1994 to July 1998, Mr. Pixler served as Vice-President of Mencor, Inc. until that company was acquired as a subsidiary of LMRI. From January 1993 until March 1994, he served as Joseph Land Group, a transportation company with annual sales of approximately $130 million. From 1989 until 1992, Mr. Pixler served as President of Apple Lines, Inc., a transportation carrier. From 1983 until 1988 he served as the Executive Vice President and General Manager of DFL Transportation, a wholly-owned subsidiary of Dean Foods, Inc., with annual sales of approximately $60 million. Mr. Pixler is also currently a Director of America's PEO Holdings, Inc., a wholly owned subsidiary of Certified Services, Inc.

Other Directors

         The following table sets forth the name, principal occupation, age, year in which the individual first became a director, and year in which the director's term will expire for each director who will continue as a director after the special meeting of stockholders.

              Name and            First Became          Term
         Principal Occupation      a Director          Expires      Age


           Anthony R. Russo          March 2002         2002         59

         Mr. Russo has been the company's Vice President, Secretary-Treasurer and a Director since March, 2000. He is responsible for our financial affairs, including interfacing with the financial community and investor groups who support our business projects. He was Chairman and Chief Executive officer of Cartilage Technologies, Inc. from 1989 through 1999, Chairman and Chief Executive Officer of Sherwood Corporation, NASDAQ (SHRW) from 1973 through 1990, and its Vice President and Treasurer from 1971 to 1973. Prior to that time, he was employed by Arthur Andersen, LLP. Mr. Russo is a Certified Public Accountant and he has served on the Board of Directors of various commercial entities and industry groups, including Lloyds Electronics, Inc., (AMEX: LLYD), from 1980 to 1985. Mr. Russo holds a BBA in accountancy practice from Pace University, an MA in business and Policy from State University of New York, and has been a member of NYSSCPA and the AICPA since 1970.

Committees and Meetings of the Board of Directors

         The Company has a no committees or sub-committees.

Executive Compensation

    Summary Compensation Table. The following table sets forth the compensation paid for since January 2000 to the Company's chief executive officer and the Company's four other most highly compensated executive officers for all services rendered in all capacities to the Company and its subsidiaries.

Annual Compensation

Name and
Principal Position                  Year         Salary($)


Mitchell Maxwell                    2001           74,000
Chairman of the Board               2000          192,500

Mark Balsam
  Chief Executive Officer and       2001           82,500
Director                            2000          192,500

Victoria Maxwell
  Executive Vice President          2001           27,500
(Resigned)                          2000           62,500

Anthony R. Russo                    2001           27,500
 Chief Financial Officer and        2000          127,500         1
Director

Termination and Change in Control Arrangements.

           The Company currently does not have employment contracts with Anthony
R. Russo or Dan L. Pixler, its sole directors and officers. Pursuant to a Share Purchase Agreement between the company, Mr. Russo, Mr. Balsam, MPI Resolution Trust, as Sellers, and Midwest Merger Management, LLC, as purchaser, dated December 27, 2001, (the "Agreement"), Mr. Balsam resigned his positions as both an officer and director of the Company effective February 5, 2002. Further pursuant to the Agreement, Mr. Russo has agreed to resign his positions as Officer and Director at a mutually convenient time following the special meeting of shareholders.

Security Ownership of Certain Beneficial Owners and Management

    Certain Beneficial Owners. The following table shows the total number and percentage of the outstanding shares of the Company's voting common stock beneficially owned as of February 15, 2002, with respect to each person (including any "group" as used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) the Company knows to have beneficial ownership of more than 5% of the Company's common stock. The Company computed the percentage ownership amounts in accordance with the provisions of Rule 13d-3(d), which includes as beneficially owned all shares of common stock which the person or group has the right to acquire within the next 60 days. Unless indicated otherwise, each stockholder holds sole voting and investment power with regard to the shares of common stock.

              Beneficial Owner                       Number            Percent 1
                                                    of Shares


       Midwest Merger Management, LLC

         10602 Timberwood Circle #9                12,001,465             66%
         Louisville, Kentucky 40223


  All Officers and Directors as a Group (2              0                 0%
                  persons)




     (1) Based on 18,000,000 of outstanding shares of common stock on February 15, 2002.

         Management.   Currently   no   director   or  officer  of  the  company
beneficially owns any of the Company's voting common stock.


         Changes in Control. On February 5, 2002, Mark Balsam, Anthony R. Russo, MPI Resolution Trust (the "Sellers") and the Company, consummated a Stock Purchase Agreement whereby, upon approval of the Board of the Directors, the Sellers transferred 12,001,465 shares, representing approximately sixty-six percent (66%) of the Company's common stock for $250,000 of cash and debt and the issuance of 25,000 shares of the Company's reorganized common stock, to be delivered after shareholder approval.

Certain Relationships and Related Transactions

         The Company leases its primary office facilities without charge on a month to month basis from an entity owned by two of its former executives. The Company intends to abandon this space effective February 28, 2002 and relocate the Company's offices following the Special Meeting.

Section 16 Compliance

         Based upon a review of the original and amended Forms 3 and 4 furnished to the Company during its last fiscal year, the Company does not know of any person who failed to file on a timely basis any reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

Proposal for the Reverse Split of the Company's Common Stock

General

         The Board of Directors recommends that the stockholders approve the reverse split of the Company's common stock on a 1 for 100 basis.

         Of the fifty million shares of common stock currently authorized, as of February 15, 2002, the Company had 18,000,000 shares issued and outstanding. The Company, therefore, has already issued thirty-six percent (36%) of its authorized shares of common stock.

         On February 8, 2002, the Board of Directors unanimously approved a reverse split of the Company's common stock on a 1 for 100 basis. The price per share of the common stock on the Over the Counter Bulletin Board has steadily decreased since July 2001. The closing bid price as of February 1, 2002 was $0.06 and had not closed higher than $0.11 in the five (5) months prior to that date. The price currently trades in a range which is unattractive to investors because of negative implications associated with securities traded within that price range. Moreover, the number of authorized shares available for future issuance needs to be increased in order to encourage and facilitate trades in the common stock which the Company believes would establish in a more liquid market in the common stock. In addition, the Company will likely be required to issue significant numbers of shares to acquire assets and revenues and to accomplish the other goals of its business plan. The proposed 1 for 100 split would reduce the number of issues and outstanding shares of common stock to 180,000 shares, thereby allowing to avoid amending its Articles of Incorporation to increase the amount of authorized capital stock.

         The proposed amendment, if adopted, would make approximately an additional 17,800,000 shares of common stock available from time to time without further stockholder approval, unless otherwise required by law, rule or regulation. The Company has no present plans, agreements, commitments, or understandings with regard to the issuance of the proposed additional shares of common stock. Stockholders of the Company do not have and will not have any preemptive rights to purchase any of the additional shares of common stock.

Vote Required

         The proposal for the reverse stock split requires approval by the affirmative vote of the holders of a majority of the Company's outstanding shares of common stock present in person or by proxy and voting at the meeting.

If the stockholders do not vote a sufficient number of shares of common stock in favor of the proposal, the amendment will not take effect. The Board of Directors has not decided what action, if any, it may take if that happens.

    The Board of Directors Recommends a Vote "For" the Reverse Split of the Company's Common Stock.

Other Matters

    The Board of Directors knows of no other matters which may come before the special meeting. If any other business properly comes before the meeting, the persons named in the proxy will vote with respect to that matter in accordance with their best judgment.

    Only one proxy statement may be delivered to multiple stockholders sharing an address, unless the Company receives contrary instructions from one or more of the stockholders. Any stockholder at a shared address to which a single copy of the proxy statement have been sent who would like a separate copy of this proxy statement or future proxy statements may make a written or oral request to Anthony R. Russo, Secretary, Momentum Holdings Corporation, 36 West 25th Street, Second Floor, New York, New York 10010 or by telephone at (212) 414-2700 Ext.
224. Similarly, requests may be made for delivery of a single copy of a proxy statement to be delivered to an address where multiple stockholders are currently receiving multiple copies of proxy statements.

                                      PROXY

                   For the Special Meeting of Stockholders of
                          Momentum Holdings Corporation

      THE BOARD OF DIRECTORS OF MOMENTUM HOLDINGS CORPORATION IS SOLICITING
                                   THIS PROXY

         The undersigned hereby appoints Anthony R. Russo, the undersigned's proxy, with full power of substitution, to attend the special meeting of the stockholders of Momentum Holdings Corporation (the "Company") on Monday, March 25, 2002, at 10:00 a.m., at 477 Madison Avenue, 14th Floor, New York, New York 10022, and at any adjournment of that meeting, and to vote the undersigned's shares of common stock as designated below.

(1)  Election of Director

           [ ] FOR NOMINEE LISTED BELOW         [ ] WITHHOLD AUTHORITY TO VOTE
              (Except as marked to the              For nominee listed below
               contrary below)

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE, STRIKE THROUGH THE NOMINEE'S NAME BELOW.)

     Dan L. Pixler

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE-NAMED NOMINEE.

(2) Approval of a reverse split of the Company's common stock on a 1 for 100 basis.

        [ ] FOR               [ ] AGAINST            [ ] ABSTAIN


(3) Any other matter properly coming before the meeting, upon which the persons named above will vote for or against, in their sole discretion, or upon which the persons named above will abstain from voting, in their sole discretion.

        [ ] TO GRANT AUTHORITY               [ ] TO WITHHOLD AUTHORITY

         THE PERSONS NAMED ABOVE WILL VOTE THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY CARD IN ACCORDANCE WITH THE SPECIFICATIONS MADE IN ITEMS 1 AND 2. IF THE UNDERSIGNED MAKES NO SPECIFICATION, THE PERSONS NAMED ABOVE WILL VOTE THE SHARES IN FAVOR OF ITEMS 1 AND 2, AND WILL VOTE THE SHARES AS IF THE UNDERSIGNED HAD GRANTED THE AUTHORITY IN ITEM 3.

         Please sign exactly as your name appears below, date and return this proxy card promptly, using the self-addressed, prepaid envelope enclosed for your convenience. Please correct your address before returning this proxy card, if applicable.

Persons signing in a fiduciary capacity should indicate that fact and give their full title. If a corporation, please sign in the full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person. If joint tenants, both persons should sign.



                                                 ----------------------------
                                                 Name of Stockholder
                                                 (Please Print)


                                                 ----------------------------
                                                 Signature and Title



                                                 ----------------------------
                                                 Signature and Title



                                                 Date:________________________